UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event         Commission File Number: 1-12358
reported): October 31, 1997


                          COLONIAL PROPERTIES TRUST
            (Exact name of registrant as specified in its charter)



                Alabama                               59-7007599
        (State of organization)                      (IRS Employer
                                                Identification Number)

        2101 Sixth Avenue North                          35203
               Suite 750                              (Zip Code)
          Birmingham, Alabama
(Address of principal executive offices)

                                (205) 250-8700
             (Registrant's telephone number, including area code)

                          COLONIAL PROPERTIES TRUST


Item 5. Other Events


      Colonial Properties Trust (the Company), an Alabama real estate investment trust whose common shares are listed on the New York Stock Exchange under the symbol CLP, owns and operates commercial real estate through Colonial Realty Limited Partnership, a Delaware limited partnership and the "Operating Partnership" of Colonial Properties Trust. Through the Operating Partnership the Company has acquired one multifamily apartment community in South Carolina, a portfolio of three retail properties located in Brunswick, Gainesville, and Valdosta, Georgia (the Georgia Malls), and a portfolio of eight retail properties located in Burlington, Mount Airy, Greensboro, Yadkinville, and Locust, North Carolina, Staunton and Abingdon, Virginia, and Chattanooga, Tennessee (the Retail Portfolio) (the Acquired Properties) since October 30, 1997 (the date of the last Form 8-K filed). In connection with the acquisition of the Georgia Malls, which was structured as a like-kind exchange, the Company disposed of four multifamily properties (the Exchanged Properties) totaling 2,096 apartment units. The Company has also acquired the remaining 50% interest in an office building in Birmingham, Alabama, which houses its corporate headquarters, and the remaining 13% interest in another office building in Birmingham. The following is a summary of the material terms of the transactions.

In accordance with Rule 3-14 of Regulation S-X, financial statements with respect to the Retail Portfolio are being filed because the Company has already acquired the properties and the book value of the properties, in the aggregate, are significant.

Terms of Acquisition

The twelve Acquired Properties total 350 apartment units and 2.9 million square feet of retail space and were purchased at a combined purchase price of $196.8 million. The acquisitions decrease the Company's multifamily portfolio to 13,631 apartment units (as discussed below), and increase the Company's retail portfolio to 10.3 million square feet. In connection with the acquisition of two of the Acquired Properties, the Company assumed existing mortgages totaling $5.7 million. In association with three of the Acquired Properties, the Company exchanged four multifamily properties totaling 2,096 apartment units valued at $54.8 million. The remainder of the purchase price of the Acquired Properties was financed through the issuance of limited partnership units in Colonial Realty Limited Partnership and advances on the Company's unsecured line of credit.

Description of Property
Acquired Properties

Caledon Wood--Greenville, South Carolina

On October 31, 1997, the Company acquired Caledon Wood, a 350-unit apartment complex on approximately 25 acres of land in Greenville, South Carolina. The community was developed between 1995 and 1996, and was 90% leased at the time of acquisition. The purchase price of $21.3 million, was financed through an advance on the Company's unsecured line of credit. The average unit size is 1,049 square feet with average unit market rent of $727 per month.

Georgia Malls--Brunswick, Gainesville, and Valdosta Georgia

On November 4, 1997, the Company acquired the Georgia Malls, which consists of three retail malls located in Brunswick, Gainesville, and Valdosta, Georgia for a total purchase price of $97 million. The Georgia Malls contain a total of 1.4 million square feet of gross leasable area. In connection with the acquisition of the Georgia Malls, the Company sold to a third party four multifamily properties (Ski Lodge I, Ski Lodge II, Ski Lodge III and Vieux Carre, containing a total of 2,096 apartment units) for a total sale price of $54.8 million. The purchaser of the multifamily properties paid the sale price by assuming an existing mortgage of approximately $10 million and paid the remainder in cash. The cash portion of the sale price, together with an advance on the Company's unsecured line of credit, was used to pay the purchase price of the Georgia Malls.

Retail Portfolio--North Carolina, Tennessee, and Virginia

On November 20, December 1 and December 5, 1997, the Company acquired the Retail Portfolio, which consists of three enclosed malls located in Staunton, Virginia and Burlington and Mount Airy, North Carolina and five community shopping centers located in Abingdon, Virginia, Greensboro, Locust, and Yadkinville, North Carolina and Chattanooga, Tennessee. The Company acquired the Retail Portfolio for a total purchase price of $78.5 million. The Retail Portfolio contains 1.5 million square feet of gross leasable area. The purchase price of the Retail Portfolio was funded through the assumption of debt totaling $5.7 million, the issuance of 608,545 limited partnership units in Colonial Realty Limited Partnership, valued at $18.0 million, and an advance on the Company's unsecured line of credit. In connection with one of the properties in the Retail Portfolio, the acquisition agreement provides for the Company to make an additional payment to the seller if certain lease-up conditions are satisfied. The Company expects to make an additional payment to the seller of approximately $1.8 million pursuant to this provision.

Other Properties

Colonial Plaza--Birmingham, Alabama

On November 14, 1997, the Company acquired the remaining 50% outside interest in Colonial Plaza, a 12 story office building in Birmingham, Alabama. The purchase increased the Company's ownership from a 50% interest to full ownership in the building, which totals 168,000 square feet. The purchase price of $7.4 million was financed through the assumption of debt totaling $1.2 million and an advance on the Company's unsecured line of credit. The building, which was built in 1982, was 100% leased at the time of acquisition.

Riverchase Center--Birmingham, Alabama

On December 9, 1997, the Company acquired the remaining 13% outside interest in Riverchase Center, an office park comprised of eight one-level buildings in Birmingham, Alabama. The purchase increased the Company's ownership from an 87% interest to full ownership in the buildings, which total 306,000 square feet. The purchase price of $3.4 million was financed through the issuance of 114,798 limited partnership units in Colonial Realty Limited Partnership. The seller is also a trustee of the Company.

                            COLONIAL PROPERTIES TRUST


Item 7.     Financial Statements and Exhibits


(a)   Financial Statements of Businesses Acquired

                                                                  Page
      Combined Historical Summary of Revenues and Direct
      Operating Expenses of the Retail Portfolio.....................5

(b)   Pro Forma Financial Information................................8

 (c)   Exhibits

      23.1  Letter re:  Consent of Independent Accountants...........17

REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Trustees
Colonial Properties Trust

We have audited the Combined Historical Summary of Revenues and Direct Operating Expenses of the Retail Portfolio (the Properties) as defined in Note 1 for the year ended December 31, 1996. This Combined Historical Summary is the responsibility of the Properties' management. Our responsibility is to express an opinion on the Combined Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Historical Summary. We believe our audit provides a reasonable basis for our opinion.

The accompanying Combined Historical Summary of Revenues and Direct Operating Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K of Colonial Properties Trust, and is not intended to be a complete presentation of the revenues and expenses of the Retail Portfolio.

In our opinion, the Combined Historical Summary referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the Retail Portfolio for the year ended December 31, 1996 in conformity with generally accepted accounting principles.



                                                /s/ Coopers & Lybrand L.L.P.
                                                   COOPERS & LYBRAND L.L.P.

Birmingham, Alabama
November 14, 1997




                             THE RETAIL PORTFOLIO
                         COMBINED HISTORICAL SUMMARY OF
                     REVENUES AND DIRECT OPERATING EXPENSES
                              ---------------------

                                                      For the
                                                    Year Ended
                                              December 31, 1996
                                              -----------------------



 Revenues:
      Base and percentage rents                       $ 8,642,924
      CAM reimbursement                                 2,512,645
      Other                                                55,832
                                                 -----------------

                                                       11,211,401
                                                 -----------------

 Direct operating expenses:
      General operating expenses                        1,291,791
      Salaries and benefits                               745,879
      Repairs and maintenance                             725,156
      Taxes, licenses, and insurance                      751,335
                                                 -----------------

                                                        3,514,161
                                                 -----------------

 Excess of revenues over direct
      operating expenses                              $ 7,697,240
                                                 =================





 See Notes to Combined Historical Summary of Revenues and Direct Operating Expenses.

                             THE RETAIL PORTFOLIO
                   NOTES TO COMBINED HISTORICAL SUMMARY OF
                    REVENUES AND DIRECT OPERATING EXPENSES



1.    Accounting Policies

     Description--The accompanying Combined Historical Summary consists of the revenues and direct operating expenses of the Retail Portfolio (the Properties), which consists of eight retail properties located in Virginia, North Carolina, and Tennessee. Colonial Properties Trust, through Colonial Realty Limited Partnership, purchased the Properties for a total of approximately $78.5 million.

      Basis of Presentation--The Combined Historical Summary of Revenues and Direct Operating Expenses includes gross operating revenues, exclusive of interest income, and direct operating expenses, exclusive of mortgage and other interest expense, depreciation, amortization, management fees, non-recurring administrative expenses, and federal, state, and local income taxes, if any.

      Income Recognition--Revenue from rental property is recognized when due from tenants.

      Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.    Leasing Operations

      Minimum base rentals due in future periods under noncancelable operating leases extending beyond one year at December 31, 1996, are as follows:

1997                 $  8,366,507
1998                    7,984,874
1999                    6,821,006
2000                    5,620,243
2001                    4,632,302
                      ------------

                     $ 33,424,932
                     ============

                            COLONIAL PROPERTIES TRUST
                             PRO FORMA CONSOLIDATED
                             CONDENSED BALANCE SHEET
                               September 30, 1997
                                   (Unaudited)


The following unaudited pro forma consolidated condensed balance sheet reflects significant transactions effected by the Company after September 30, 1997, including the purchase of the twelve Acquired Properties, and an offering of preferred securities to the public.

This unaudited pro forma consolidated condensed balance sheet is not necessarily indicative of the actual financial position of the Company had the transactions been completed as of September 30, 1997, nor does it purport to represent the future financial position of the Company. The unaudited pro forma consolidated condensed balance sheet and related notes should be read in conjunction with the information appearing in the Company's 1996 Annual Report as filed with the Securities and Exchange Commission on Form 10-K and with the financial statements included therein and the notes thereto and with the Company's March 31, 1997, June 30, 1997, and September 30, 1997 Quarterly Reports as filed with the Securities and Exchange Commission on Form 10-Q and with the financial statements included therein and the notes thereto. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.


                            Colonial Properties Trust
                 Pro Forma Consolidated Condensed Balance Sheet
                               September 30, 1997
                                 (In Thousands)
                                   (Unaudited)



                                                            Colonial                   Colonial
                                                           Properties       Pro       Properties
                                                             Trust         Forma        Trust
                                                           Historical    Adjustments  Pro Forma
                                                        --------------  ------------ --------------
                                                             (A)             (B)
ASSETS
Land, buildings, & equipment, net .....................  $ 1,085,175   $   172,060   $ 1,257,235
Undeveloped land and construction in progress .........       93,753                      93,753
Cash and equivalents ..................................        3,254                       3,254
Restricted cash .......................................        2,831                       2,831
Accounts receivable, net ..............................        5,440                       5,440
Prepaid expenses ......................................        2,947                       2,947
Deferred debt and lease costs .........................        7,014                       7,014
Investment in subsidiaries ............................        5,292        (5,120)          172
Other assets ..........................................        5,420                       5,420
                                                         -----------   -----------   -----------
                                                         $ 1,211,126   $   166,940   $ 1,378,066
                                                         ===========   ===========   ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Notes and mortgages payable ...........................  $   666,617   $    25,318   $   691,935
Accounts payable ......................................        5,432                       5,432
Accrued expenses ......................................       17,734                      17,734
Tenant deposits .......................................        3,739                       3,739
Unearned rent .........................................        1,467                       1,467
                                                         -----------   -----------   -----------
      Total liabilities ...............................      694,989        25,318       720,307
                                                         -----------   -----------   -----------

Minority interest .....................................      156,942        11,267       168,209
                                                         -----------   -----------   -----------

Preferred shares of beneficial interest, $.01 par value          -0-       121,063       121,063
Common shares of beneficial interest, $.01 par value ..          209                         209
Additional paid-in capital ............................      393,264         9,292       402,556
Cumulative earnings ...................................       70,397                      70,397
Cumulative distributions ..............................     (104,211)                   (104,211)
Deferred compensation on restricted shares ............         (464)                       (464)
                                                         -----------   -----------   -----------
      Total shareholders' equity ......................      359,195       130,355       489,550
                                                         -----------   -----------   -----------

                                                         $ 1,211,126   $   166,940   $ 1,378,066
                                                         ===========   ===========   ===========


                            COLONIAL PROPERTIES TRUST
                         NOTES TO PRO FORMA CONSOLIDATED
                             CONDENSED BALANCE SHEET
                                   (Unaudited)


(A) Reflects the historical financial position of the Company as of September 30, 1997 as presented in the Company's Form 10-Q as filed with the Securities and Exchange Commission.

(B) Includes the acquisition of the twelve Acquired Properties; Caledon Wood for a purchase price of $21.3 million, the Georgia Malls for a purchase price of $97.0 million, the Retail Portfolio for a purchase price of $78.5 million, and the purchases of the remaining interests in two office buildings in Birmingham. These property acquisitions were financed through the issuance of limited partnership units in Colonial Realty Limited Partnership, the sale of four multifamily properties in Alabama with a value of $54.8 million, advances on the Company's unsecured line of credit, the issuance of securities to the public, and the assumption of indebtedness on two of the properties.

                            COLONIAL PROPERTIES TRUST
                        PRO FORMA CONSOLIDATED CONDENSED
                            STATEMENTS OF OPERATIONS
                    For the Year Ended December 31, 1996 and
                    the Nine Months Ended September 30, 1997
                                   (Unaudited)


The following unaudited pro forma consolidated condensed statements of operations reflect significant transactions effected by the Company during 1997 which includes the purchase of the twelve Acquired Properties mentioned elsewhere herein. In addition to the Acquired Properties, the following significant transactions are reflected in the unaudited pro forma consolidated condensed statements of operations: (i) the Company's equity offerings completed in January 1996, January 1997, July 1997 and November 1997 (ii) the Operating Partnership's debt offerings completed in July 1996, December 1996, January 1997, July 1997, August 1997, and September 1997, and (iii) the Company's acquisition of twelve properties during 1997 other than the thirteen Acquired Properties. The pro forma effects of all such transactions are included in the unaudited pro forma consolidated condensed statements of operations assuming the transactions had occurred as of January 1, 1996 and assuming the Company used the proceeds of the equity and debt offerings to repay outstanding indebtedness (see notes to unaudited pro forma consolidated condensed statements of operations).

These unaudited pro forma consolidated condensed statements of operations are not necessarily indicative of the actual results of operations had the transactions been completed as of January 1, 1996, nor do they purport to represent the future results of the operations of the Company. The Company is not aware of any material factors relating to the Acquired Properties, other than as disclosed in the footnotes to the unaudited pro forma consolidated condensed statements of operations, which would cause the combined historical summaries of revenues and direct operating expenses not to be necessarily indicative of future operating results.

The unaudited pro forma consolidated condensed statements of operations and related notes should be read in conjunction with the information appearing in the Company's 1996 Annual Report as filed with the Securities and Exchange Commission on Form 10-K and with the financial statements included therein and the notes thereto and with the Company's March 31, 1997, June 30, 1997, and September 30, 1997 Quarterly Reports as filed with the Securities and Exchange Commission on Form 10-Q and with the financial statements included therein and the notes thereto. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.


                            Colonial Properties Trust
            Pro Forma Consolidated Condensed Statements of Operations
                      For the year ended December 31, 1996
                      (In Thousands, Except Per Share Data)
                                   (Unaudited)



                                                               For the year ended December 31, 1996
                                                               ------------------------------------
                                                                 Colonial                Colonial
                                                                 Properties    Pro      Properties
                                                                  Trust       Forma       Trust
                                                                Historical  Adjustments  Pro Forma
                                                                 --------   ---------   -----------
                                                                   (A)           (B)
Revenues:
     Rent .....................................................  $ 130,370   $ 42,901   $ 173,271
     Other ....................................................      4,511         (1)      4,510
                                                                 ---------   --------   ---------
         Total revenue ........................................    134,881     42,900     177,781
                                                                 ---------   --------   ---------

Property operating expenses:
     General operating expenses ...............................      9,530      3,967      13,497
     Salaries and benefits ....................................      8,606      1,081       9,687
     Repairs and maintenance ..................................     13,073      3,378      16,451
     Taxes, licenses and insurance ............................     11,538      3,266      14,804
General and administrative ....................................      4,071        358       4,429
Depreciation ..................................................     22,025      8,335      30,360
Amortization ..................................................      1,509         73       1,582
                                                                 ---------   --------   ---------
         Total operating expenses .............................     70,352     20,458      90,810
                                                                 ---------   --------   ---------
         Income from operations ...............................     64,529     22,442      86,971
                                                                 ---------   --------   ---------

Other income (expense):
     Interest expense .........................................    (24,584)    (2,384)    (26,968)
     Income from partnerships .................................        835       (564)        271
     Gains from sale of property ..............................        468        -0-         468
     Minority interest in consolidated operating property .....        -0-        -0-         -0-
                                                                 ---------   --------   ---------
         Total other expense ..................................    (23,281)    (2,948)    (26,229)
                                                                 ---------   --------   ---------

     Income before extraordinary items and
         minority interest in CRLP ............................     41,248     19,494      60,742
Extraordinary loss from debt extinguishment ...................       (511)       511         -0-
                                                                 ---------   --------   ---------

     Income before minority interest in CRLP ..................     40,737     20,005      60,742
Minority interest in CRLP .....................................     13,231      6,329      19,560
                                                                 ---------   --------   ---------

     Net income ...............................................  $  27,506   $ 13,676   $  41,182
Preferred dividends ...........................................        -0-     10,469      10,469
                                                                 ---------   --------   ---------

     Net income available to common shareholders ..............  $  27,506   $  3,207   $  30,713
                                                                 =========   ========   =========

Net income per share ..........................................   $   1.58              $    1.47
                                                                  ========              =========

Common shares outstanding .....................................     17,378                 20,934
                                                                  ========              =========



                            Colonial Properties Trust
            Pro Forma Consolidated Condensed Statements of Operations
                  For the nine months ended September 30, 1997
                      (In Thousands, Except Per Share Data)
                                   (Unaudited)



                                                           For the nine months ended September 30, 1997
                                                                -----------------------------------
                                                                Colonial                  Colonial
                                                                Properties      Pro      Properties
                                                                 Trust         Forma       Trust
                                                               Historical   Adjustments  Pro Forma
                                                                 --------   ---------    ---------
                                                                   (A)          (B)
Revenues:
     Rent ......................................................  $ 109,910   $ 25,483   $ 135,393
     Other .....................................................     19,562         54      19,616
                                                                  ---------   --------   ---------
         Total revenue .........................................    129,472     25,537     155,009
                                                                  ---------   --------   ---------

Property operating expenses:
     General operating expenses ................................      9,010      2,071      11,081
     Salaries and benefits .....................................      7,468        660       8,128
     Repairs and maintenance ...................................     13,204      2,125      15,329
     Taxes, licenses and insurance .............................     11,489      2,044      13,533
General and administrative .....................................      4,272        175       4,447
Depreciation ...................................................     22,426      5,004      27,430
Amortization ...................................................        888         34         922
                                                                  ---------   --------   ---------
         Total operating expenses ..............................     68,757     12,113      80,870
                                                                  ---------   --------   ---------
          Income from operations ...............................     60,715     13,424      74,139
                                                                  ---------   --------   ---------

Other income (expense):
     Interest expense ..........................................    (28,796)    (1,524)    (30,320)
     Income from partnerships ..................................        130       (506)       (376)
     Gains (losses) from sale of property ......................         (1)       -0-          (1)
     Minority interest in consolidated operating property ......       (179)       179         -0-
                                                                  ---------   --------   ---------
         Total other expense ...................................    (28,846)    (1,851)    (30,697)
                                                                  ---------   --------   ---------

     Income before extraordinary items and
         minority interest in CRLP .............................     31,869     11,573      43,442
Extraordinary loss from debt extinguishment ....................     (3,408)     3,408         -0-
                                                                  ---------   --------   ---------

     Income before minority interest in CRLP ...................     28,461     14,981      43,442
Minority interest in CRLP ......................................      8,832      5,157      13,989
                                                                  ---------   --------   ---------

     Net income ................................................  $  19,629   $  9,824   $  29,453
Preferred dividends ............................................        -0-      7,852       7,852
                                                                  ---------   --------   ---------

     Net income available to common shareholders ...............  $  19,629   $  1,972   $  21,601
                                                                  =========   ========   =========

Net income per share ...........................................   $   1.01              $    1.03
                                                                   ========              =========

Common shares outstanding ......................................     19,414                 20,934
                                                                   ========              =========


                            COLONIAL PROPERTIES TRUST
                         NOTES TO PRO FORMA CONSOLIDATED
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (Unaudited)


(A) Reflects the Company's historical results of operations for the year ended December 31, 1996, as presented in the Company's 1996 Annual Report as filed with the Securities and Exchange Commission on Form 10-K and the Company's historical results of operations for the nine months ended
     September 30, 1997 as presented in the Company's September 30, 1997 Quarterly Report as filed with the Securities and Exchange Commission on Form 10-Q.

 (B) Reflects the operating results of the 24 properties acquired during 1997 (less the operations of two multifamily properties and one office property which were involved in two of the 1997 acquisitions, as discussed in the Company's Form 8-K filed July 21, 1997), less the operations of the four properties exchanged in connection with one of the acquisitions, as mentioned elsewhere herein. The results included as pro forma adjustments for these properties include those operating results of the properties for the respective periods during which the Company did not own the properties. This column also reflects the net effect of the application of the equity and debt offering proceeds to repay the revolving debt incurred in the acquisition of properties and mortgage debt. The interest saved from this repayment of debt is shown net of interest expense arising from debt incurred from the debt offerings.

     Included elsewhere herein is the Combined Historical Summary of Revenues and Direct Operating Expenses for eight of the Acquired Properties. The pro forma statements of operations include certain adjustments made to these historical summaries as presented in the following table.

                                                 For the
                                               Year Ended
                                            December 31, 1996
                                              (in thousands)
                                              --------------
        Excess of revenues over direct
           operating expenses (1)
              Retail Portfolio                    $   7,697
           Other properties                          23,153
                                              --------------
                                                     30,850
        Less:
        Depreciation and
        amortization of property (2)                  8,408
        Interest on acquisition
        financing, net of savings from debt
        and equity offerings (3)                      2,384
           Other adjustments                             53
                                              --------------

        Pro forma income before
        minority interest                         $  20,005
                                              ==============

     (1) The excess of revenues over direct operating expenses is based upon historical operations for the properties acquired during 1997 for the year ended December 31, 1996, as contained in the Combined Historical Summary of Revenues and Direct Operating Expenses included elsewhere herein for the properties whose December 31, 1996 financial results have been audited.

     (2) The asset basis used in the computation of depreciation includes a preliminary allocation of the purchase price to land, land improvements, building, and personal property, plus acquisition costs to date. Such allocation may be adjusted pending receipt of additional information. Depreciation has been computed using the straight line method with cost recovery periods of 7 to 40 years.

     (3) Includes interest expense incurred from sources of funds used to finance the acquisition of the Acquired Properties including advances on the Company's unsecured line of credit, net of the effect of the application of the equity and debt offering proceeds to repay the revolving debt incurred in the acquisition of properties and mortgage debt. The interest saved from this repayment of debt is shown net of interest expense arising from debt incurred from the debt offerings.

                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.


                            COLONIAL PROPERTIES TRUST



Date:  December 11, 1997            /s/ Howard B. Nelson, Jr.
                                    -------------------------
                                    Howard B. Nelson, Jr.
                                    Chief Financial Officer
                                    (Duly Authorized Officer
                                    and Principal Financial Officer)

                                                            Exhibit 23.1





                      Consent of Independent Accountants



We consent to the incorporation by reference in the registration statements of Colonial Properties Trust on Form S-8 related to certain restricted shares and stock options filed on September 29, 1994; Form S-8 related to the Non-Employee Trustee Share Plan filed on May 15, 1997; Form S-8 related to the Employee Share Purchase Plan filed on May 15, 1997; Form S-8 related to the Employee Share Option and Restricted Share Plan and the Non-Employee Trustee Share Option Plan filed on May 15, 1997; Form S-3 related to the Shelf Registration filed on January 8, 1997; Form S-3 related to the Shelf Registration filed on October 23, 1997; Form S-3 related to the Dividend Reinvestment Plan filed on April 11, 1995, as amended; and Form S-8 related to the registration of common stock issuable under the Colonial Properties Trust 401(K)/Profit-Sharing Plan filed on October 15, 1996, of our report dated November 14, 1997 on our audit of the Combined Historical Summary of Revenues and Direct Operating Expenses of the Retail Portfolio, which reports are included in this Form 8-K.



                                             /s/ Coopers & Lybrand L.L.P.
                                               COOPERS & LYBRAND L.L.P.


Birmingham, Alabama
December 11, 1997